UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2006

EDUCATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50952	37-1465722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fleet Street, Baltimore, Maryland 21202

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (410) 843-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 27, 2006, Educate Operating Company, LLC (“EOC”), a wholly-owned subsidiary of the registrant, Educate, Inc. (the “Company”), executed the Third Amendment (the “Amendment”) to the Amended and Restated Credit Agreement dated as of April 28, 2005 (the “Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and a syndicate of lenders that are also parties to the Agreement. The Agreement consists of a term loan facility in the amount of $160 million and a revolving credit facility of $30 million. The Amendment provides for increased flexibility in the Agreement’s financial covenants, including the required leverage ratio, interest coverage ratio and fixed charge coverage ratio, through December 31, 2006. Without the Amendment, the Company would not have been in compliance with these covenants at September 30, 2006. The Company is in compliance with the financial covenants set forth in the Amendment. The Amendment also increases the interest rate spread over a base rate for term loan and revolving credit facility borrowings by an additional twenty-five to seventy-five basis points depending upon the leverage ratio achieved. The Amendment also restricts certain acquisition and new center opening expenditures through March 31, 2007 and amends the definitions of Product Development Expenditures and Consolidated EBITDA to clarify the treatment of certain product development expenditures in calculations of covenant compliance.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.19	Third Amendment, dated as of November 27, 2006, to the Amended and Restated Credit Agreement, dated as of April 28, 2005, among Educate Operating Company, LLC, the several banks and other financial institutions party thereto, Merrill Lynch Capital, as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATE, INC.

By:	/s/ Kevin Shaffer
Name:	Kevin Shaffer
Title:	Chief Financial Officer

Date: November 29, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.19	Third Amendment, dated as of November 27, 2006, to the Amended and Restated Credit Agreement, dated as of April 28, 2005, among Educate Operating Company, LLC, the several banks and other financial institutions party thereto, Merrill Lynch Capital, as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent.